As filed with the Securities and Exchange Commission on October 11, 1996

                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                -------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              -----------------

                           RESPONSE ONCOLOGY, INC.
            (Exact name of registrant as specified in its Charter)

TENNESSEE                                                        62-1212264
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

1775 MORIAH WOODS BOULEVARD
MEMPHIS, TENNESSEE                                                 38117
(Address of principal executive offices)                         (Zip Code)

 RESPONSE TECHNOLOGIES, INC. 1990 NON-QUALIFIED STOCK OPTION PLAN AS AMENDED
                           (Full title of the plan)

Debbie K. Elliott                              Copy to:
1775 Moriah Woods Boulevard                    John A. Good, Esq.
Memphis, Tennessee 38117                       Baker Donelson Bearman & Caldwell
(901) 761-7000                                 165 Madison Ave., Suite 2100
(Name, Address, and telephone number,          Memphis, Tennessee 38103
including area code, of agent for service)     (901) 577-2148

                                   CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                               Proposed Maximum        Proposed
Title of Securities to be     Amount to be      Offering Price     Maximum Aggregate        Amount of
       Registered              Registered         Per Share          Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock                    825,000(1)            $14.5625(2)        $12,014,063(2)       $3,641(1)(2)
==========================================================================================================

(1) This figure represents the number of shares of Common Stock being registered hereby for purchase by employees under the Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan (the "Plan"), and does not include the 1,500,000 shares previously registered on February 11, 1992, Registration No. 33-45616, for which a fee of $3,544.92 was previously paid. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average high and low sales prices of the Registrant's Common Stock as reported on the National Market of The Nasdaq Stock Market on October 9, 1996. The filing fee is being paid only for the additional shares registered pursuant to General Instruction E to Form S-8.

Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

The contents of the Registration Statement on Form S-8 for Response Technologies, Inc., Registration No. 33-45616 are incorporated herein by reference.

ITEM 8.  EXHIBITS.

Exhibit No.                     Exhibit
-----------                     -------

4(a)* Charter of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1989.

4(b)* Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to Registration Statement on Form S-1 (Commission File No. 33-5016)).

4(c)*          Response Technologies, Inc. 1990 Non-Qualified Stock Option
               Plan.

4(d) Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan As Amended.**

4(e) Amendment No. 2 to the Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan.

4(f) Amendment No. 3 to the Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan.

4(g)* Trust Indenture, Deed of Trust and Security Agreement dated April 3, 1990 (incorporated herein by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1990 (Commission File No. 0-15416).

4(h) Form of Stock Option Agreement to be entered into with respect to Non-Qualified Stock Options.

5              Opinion of Baker, Donelson, Bearman & Caldwell.

24             Consent of KPMG Peat Marwick LLP.

 * Incorporated by reference to the Company's Registration Statement on Form S-8 Commission File No. 33-45616, filed with the Commission on February 11, 1992.

** The Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan As Amended effects the first amendment to such plan.

                                  SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 10, 1996.

                                 RESPONSE ONCOLOGY, INC.

                                 By: /s/ Joseph T. Clark
                                     ----------------------------------------
                                     Joseph T. Clark, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                                         DATE
         ---------                      -----                                         ----
/s/ William H. West, M.D.               Chairman and Director                   October 10, 1996
-------------------------------
William H. West, M.D.

/s/ Frank M. Bumstead                   Vice Chairman and Director              October 10, 1996
-------------------------------
Frank M. Bumstead

/s/ Joseph T. Clark                     Chief Executive Officer and Director    October 10, 1996
-------------------------------
Joseph T. Clark

/s/ Debbie K. Elliott                   Executive Vice President, Finance       October 10, 1996
-------------------------------         (Principal Financial Officer) and
Debbie K. Elliott                       Secretary

/s/ W. Thomas Grant, II                 Director                                October 10, 1996
-------------------------------
W. Thomas Grant, II

/s/ P. Anthony Jacobs                   Director                                October 10, 1996
-------------------------------
P. Anthony Jacobs

/s/ James R. Seward                     Director                                October 10, 1996
-------------------------------
James R. Seward

                                        Director                                October __, 1996
-------------------------------
Leonard Kalman, M.D.

                                        Director                                October __, 1996
-------------------------------
Lawrence Kugelman


                                EXHIBIT INDEX



Exhibit No.                                          Exhibit                                       Page
-----------                                          -------                                       ----
4(a)*                Charter of the Company (incorporated herein by reference to Exhibit 3(a)
                     to the Company's Annual Report on Form 10-K for the fiscal year ended
                     April 30, 1989.

4(b)*                Bylaws of the Company (incorporated herein by reference to Exhibit 3(b)
                     to Registration Statement on Form S-1 (Commission File No. 33-5016)).

4(c)*                Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan.

4(d)                 Response Technologies, Inc. 1990 Non-Qualified Stock Option Plan As
                     Amended.**

4(e)                 Amendment No. 2 to the Response Technologies, Inc. 1990 Non-Qualified
                     Stock Option Plan.

4(f)                 Amendment No. 3 to the Response Technologies, Inc. 1990 Non-Qualified
                     Stock Option Plan.

4(g)*                Trust Indenture, Deed of Trust and Security Agreement dated
                     April 3, 1990 (incorporated herein by reference to Exhibit 4 to the
                     Company's Annual Report on Form 10-K for the fiscal year ended
                     April 30, 1990 (Commission File No. 0-15416).

4(h)                 Form of Stock Option Agreement to be entered into with respect to
                     Non-Qualified Stock Options.

5                    Opinion of Baker, Donelson, Bearman & Caldwell

24                   Consent of KPMG Peat Marwick LLP


 * Incorporated by reference to the Company's Registration Statement on Form S-8 Commission File No. 33-45616, filed with the Commission on
   February 11, 1992.

** The Response Technologies, Inc. 1990 Non-Qualified Plan As Amended effects the first amendment to such plan.